Exhibit 10.12
PROMISSORY NOTE
$997,000.00    March , 2014    Vista, California

FOR VALUE RECEIVED, the undersigned, AUTOGENOMICS, INC., a Delaware corporation, whose principal place of business is 2980 Scott Street, Vista, CA 92081 (“Borrower”), promises to pay to the order of PCCP DJ ORTHO, LLC, a Delaware limited liability company (“Lender”), c/o PCCP, LLC, 10100 Santa Monica Blvd., Suite 1000, Los Angeles, CA 90067, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of NINE HUNDRED NINETY-SEVEN THOUSAND AND NO/100 DOLLARS ($997,000.00) (the “Principal Amount”), together with interest thereon from the date hereof at the Applicable Interest Rate (as such term is defined in Section 1.2(a) below) or the Default Interest Rate (as such term is defined in Section 1.5 below), whichever is in effect hereunder, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.
ARTICLE I - TERMS AND CONDITIONS
1.1    Acknowledgment of Nature of Debt. Lender acknowledges and agrees that this Promissory Note (this “Note”) is delivered in satisfaction of all past and present obligations of Borrower (i) under that certain Standard Industrial/Commercial Single Tenant Lease dated February 12, 2009, by and between Lender and Borrower (the “Vista Lease”), as amended by the First Amendment to Vista Lease dated August 6, 2009; Second Amendment to Vista Lease dated August 13, 2010; Third Amendment to Vista Lease dated March 14, 2011; Fourth Amendment to Vista Lease dated May 20, 2011; Fifth Amendment to Vista Lease dated July 26, 2011; Sixth Amendment to Vista Lease dated December 1, 2011; Seventh Amendment to Vista Lease dated March 30, 2012; Eighth Amendment to Vista Lease dated July 1, 2012; and Ninth Amendment to Vista Lease dated December 27, 2012, or (ii) related to the lease of the Premises (as defined in the Vista Lease) and arising on or prior to the date hereof, in each case excluding amounts accrued during the current month and any future rent under the lease for the Premises.
1.2    Accrual and Calculation of Interest.
(a)    Interest shall accrue on the outstanding principal balance of this Note from time to time based on a rate of interest equal to ten percent (10%) per annum (the “Interest Rate”).
(b)    Interest shall be computed hereunder based on a 360-day year, and shall accrue for each and every day (365 days per year, 366 days per leap year) on which any indebtedness remains outstanding hereunder. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to close of business. Payments in immediately available funds in the place designated for payment made by Borrower prior to 5:00 p.m. Pacific Standard Time or Pacific Daylight Time, as applicable, shall be credited prior to close of business, while other payments may, at the option of Lender, not be credited until immediately available to Lender in immediately available funds in the place designated for payment prior to 5:00 p.m., Pacific Standard Time or Pacific Daylight Time, as applicable, at such place of payment on a day on which Lender is open for business.
1.3    Payments of Principal and Interest.
(a)    As used herein, the term “Maturity Date” shall mean June 30, 2015 (the “Maturity Date”).
(b)    On the Maturity Date, the entire outstanding principal balance of this Note, together with all accrued interest thereon, shall be due and payable in full.
(c)    All payments due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

(d)    Amounts repaid by Borrower pursuant to the terms of this Note are not subject to re-borrowing.
(e)    The indebtedness evidenced by this Note, and the payment of the principal hereof and interest hereon, is wholly senior to the series of subordinated notes of like tenor issued by the Borrower in November, 2012 (the “Subordinated Notes”) and constitutes Existing Senior Indebtedness (as that term is defined in the Subordinated Notes).
1.4    Prepayment.    The interest accrued from time to time in accordance with the provisions hereof, together with the principal indebtedness evidenced by this Note may be prepaid, in whole or in part, at any time, without penalty or premium. Amounts prepaid from time to time shall be applied first to accrued but unpaid interest and then to the unpaid principal indebtedness evidenced by this Note.
1.5    Acceleration Due to Capital Event. In the event of (i) a bona fide underwritten initial public offering of voting common equity interests of the Borrower newly issued by the Borrower, pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, generating net cash of $30,000,000.00 or more, or (ii) Borrower’s receipt of an equity contribution yielding net cash of $10,000,000.00 or more (each a “Capital Event”), the entire outstanding principal balance of this Note, together with all accrued interest thereon, shall be due and payable in full within five (5) business days. Borrower shall provide notice to Lender of any Capital Event within 1 business day after consummation of such Capital Event.
1.6    Default; Default Interest Rate. Lender and Borrower hereby expressly agree that should any amounts required to be paid under the terms of this Note not be paid on or before the date such payment is due hereunder, or if Borrower fails to pay Lender any other sum due under this Note within ten (10) days after receiving Lender’s demand for payment, then a default shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder, and all unpaid interest accrued thereon, shall, at the option of Lender and without notice to Borrower, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity. So long as any default beyond any applicable notice and cure period exists hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note at a rate per annum equal to ten percent (10%), or if such increased rate of interest may not be collected under applicable law, then at the maximum rate of interest, if any, which may be collected from Borrower under applicable law (the “Default Interest Rate”). Any interest that accrues at the Default Interest Rate shall be due and payable hereunder on the Maturity Date. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty. The remedies of Lender in this Note or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender’s discretion. If either of Borrower or Lender institutes any action or proceeding under this Note, then the prevailing party in any such action or proceeding shall be entitled to receive from the losing parties such amount as the arbitrator may adjudge to be reasonable attorneys' fees for the services rendered to the prevailing party, together with the prevailing party’s other reasonable litigation costs and expenses.
ARTICLE II - GENERAL CONDITIONS
2.1    No Waiver; Amendment. No failure to accelerate the debt evidenced hereby by reason of default or Capital Event hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (a) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (b) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

2.2    Waivers. Presentment for payment, notice of intention to accelerate, notice of acceleration, demand, protest and notice of demand, protest and nonpayment and all other notices are hereby waived by Borrower. Borrower hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note. Further, Borrower fully, unconditionally and irrevocably waives any and all rights it may have pursuant to any applicable law to specify or otherwise denote what portion of the debt evidenced hereby has been repaid by a given payment or payments, including, without limitation, the portions of the debt which is subject to one or more guarantees.
2.3    Limit of Validity. The provisions of this Note are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid to Lender for the use, forbearance or detention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and not to the payment of interest. All interest (including any amounts or payments deemed to be interest) paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of this Note so that the interest thereof for such full period will not exceed the maximum amount permitted by applicable law.
2.4     Unconditional Payment. Borrower is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand. This Section 2.4 shall survive any cancellation or satisfaction of this Note or return of this Note to Borrower.
2.5    Savings Clause. This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Interest Rate or the Default Interest Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding. Notwithstanding anything to the contrary contained herein, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
2.6    ARBITRATION AND WAIVER OF CERTAIN DAMAGES. ANY ACTION OR OTHER PROCEEDING RELATING IN ANY WAY TO THIS NOTE, INCLUDING BUT NOT LIMITED TO ANY ACTION INITIATED TO CONSTRUE OR ENFORCE ANY OF THE PROVISIONS OF THIS NOTE, SHALL BE SUBJECT TO BINDING ARBITRATION. SUCH ARBITRATION SHALL BE CONDUCTED IN LOS ANGELES, CALIFORNIA, PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE AND CALIFORNIA LAW, SHALL BE ARBITRATED BEFORE THE JUDICIAL ARBITRATION AND MEDIATION SERVICE (“JAMS”) AND SHALL BE PURSUANT

TO JAMS’S ARBITRATION RULES AND CALIFORNIA LAW, EXCEPT FOR ANY PROVISION OF JAMS’S ARBITRATION RULES THAT CONFLICTS WITH ANY EXPRESS PROVISION IN THIS NOTE. SUCH ARBITRATION SHALL BE INITIATED BY SERVING A WRITTEN REQUEST TO COMMENCE A CONFIDENTIAL BINDING ARBITRATION IN ACCORDANCE WITH THE NOTICE PROVISIONS CONTAINED IN THE SECURITY INSTRUMENT (WHICH ARE INCORPORATED HEREIN BY REFERENCE). THE COSTS AND EXPENSES OF THE ARBITRATOR AND JAMS SHALL BE BORNE EQUALLY BY THE PARTIES. THE PARTIES SHALL HAVE THE RIGHT TO CONDUCT LIMITED DISCOVERY AT THE DISCRETION OF THE ARBITRATOR, HOWEVER, SUCH DISCOVERY SHALL BE LIMITED SOLELY TO THE ISSUES IN THE ARBITRATION AND SHALL NOT EXCEED MORE THAN TWO CONFIDENTIAL DEPOSITIONS, AND A TOTAL OF TEN WRITTEN DISCOVERY REQUESTS, INCLUDING SUBPARTS, INTERROGATORIES, REQUESTS FOR ADMISSION AND REQUESTS FOR PRODUCTION OF DOCUMENTS, UNLESS ALL PARTIES AGREE TO CHANGE THESE LIMITATIONS. ALL WRITTEN DISCOVERY REQUESTS AND RESULTS OF ANY SUCH DISCOVERY, TOGETHER WITH THE ARBITRATION PROCEEDING AND HEARING ITSELF, SHALL BE DEEMED TO BE CONFIDENTIAL, AS BETWEEN THE PARTIES.
2.7    Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, permitted successors, permitted successors-in-title and permitted assigns (each as set forth in this Section 2.7), whether by voluntary action of the parties or by operation of law, and as used herein the “Borrower” and “Lender” shall be deemed to include all such parties, respectively. Lender shall have the right to assign or transfer its rights under this Note to any party, at any time and from time to time. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Note. Borrower shall not have the right to assign or transfer its rights or obligations under this Note without the prior written consent of Lender, in its sole and absolute discretion, and any attempted assignment without such consent shall be null and void.
2.8    Miscellaneous. This Note shall be interpreted, construed and enforced according to the substantive laws of the State of Delaware without giving effect to its principles of choice of law or conflicts of law. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Note. This Note contains the entire agreement between the parties hereto relating to the subject matter hereof, and any and all prior written agreements and any and all prior and contemporaneous oral agreements relative hereto and thereto which are not contained herein or therein are terminated.

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IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first above written.

BORROWER:

AUTOGENOMICS, INC.,
a Delaware corporation

By: /s/ Fareed Kureshy            Name: Fareed Kureshy
Title: President and CEO

LENDER:

PCCP DJ ORTHO, LLC,
a Delaware limited liability company

By: PRES-OAKRIDGE BUSINESS PARK L.P.,
a California limited partnership
    its Co-Managing Member

By: PRES-VISTA LLC,
    a California limited liability company
    its General Partner

    By: _____________________________
    Name:    John W. Fitzgibbon
Title:    Co-Managing Member

Signature Page to Promissory Note